Exhibit 99.1 Resignation Letter

VIA E-Mail/FACSIMILE
AND OVERNIGHT DELIVERY
SensiVida Medical Technologies Inc.
77 Ridgeland Road Henrietta NY 14623
Fax:  +1(585)424 5352
        To:   BOD Chairman David Smith
                 CEO Kamal Sarbadhikari
                 CTO Jose Mir
Fax Copy To:
CFOFrank D. Benick +1 908 782 8904
Ernest Stern Esquire +1 202 641 9260
Edward Cabrera        +1 212 757 7478

I herein tender my resignation as director of SensiVida Medical Technologies Inc. to be effective immediately. I have no disagreement with the Company on any matter relating to the Company's operations, policies or practices.
Given the state of the art technical nature and intellectual demands of management’s present technology I do not believe it to be in the best interest of the company’s shareholders, of which I am one, to continue as a director.    I am 76 years of age well past 70/72  the strongly recommended corporate retirement age and have served as a board member since 1981, and Chief Executive Officer from 1993 to the completion of the merger November 2008. (See 8-K Nov 12, 2008) I shall continue to assist management professionally when requested as retained independent counsel.

Thanks and best wishes to the entire SensiVida group.

 S/Peter Katevatis Esquire
    October 12, 2009